Exhibit 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE:	CONTACT:
Douglas J. Swirsky
Chief Financial Officer
(240) 632-5510
dswirsky@genvec.com
GENVEC APPOINTS KEVIN M. ROONEY TO BOARD OF DIRECTORS
GAITHERSBURG, MD. – January 18, 2008 – GenVec, Inc. (Nasdaq: GNVC) announced today that Kevin M. Rooney has been appointed to fill a newly-created vacancy on the company’s board of directors. With the addition of Mr. Rooney, whose term runs until the next Annual Meeting of Stockholders, the total number of GenVec directors is now seven. Mr. Rooney will also serve on the board’s audit committee.
Mr. Rooney is currently the president of Beacon Consulting Group, a company focused on providing strategic consulting services to biopharmaceutical executives. Previously, he served as vice president, sales and marketing, for MedImmune’s oncology division, where he oversaw the sales and marketing organization for Ethyol® (amifostine), a product used to reduce toxicities associated with certain cancer chemotherapy, as well as monitored the development of an extensive pipeline of targeted agents in oncology. Prior to this, he was the senior director of marketing for Synagis® (palivizumab), MedImmune’s $1.2B monoclonal antibody for the prevention of respiratory infections in preterm infants.
Prior to joining MedImmune in July 2003, Mr. Rooney worked for Bristol-Myers Squibb Company since 1997, where he held positions of increasing responsibility in sales and marketing management, including leading the launch of a quinolone antibiotic, launching a novel antihypertensive, and building a large sales team in the infectious disease and central nervous system therapeutic areas. Mr. Rooney also held marketing positions at Glaxo Wellcome, Inc. and Burroughs Wellcome Company, as well as a sales position at The Upjohn Company. He received his master’s degree in management from the J.L. Kellogg Graduate School of Management at Northwestern University and his bachelor’s degree from the University of Virginia.
“We welcome Kevin to GenVec’s board of directors. Kevin’s extensive experience and insights into the commercialization of pharmaceutical products will add strength to our board. We look forward to his contributions,” commented Paul Fischer, GenVec’s President and CEO.
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Commenting on his appointment, Mr. Rooney said: “This is an exciting time to be joining the board of GenVec. I look forward to working with the other members of the board and the management team to bring the promise of this innovative, medically important pipeline to market.”
About GenVec
GenVec, Inc. is a biopharmaceutical company developing novel therapeutic drugs and vaccines. GenVec’s lead product, TNFerade™, is currently in a pivotal clinical study (PACT) in locally advanced pancreatic cancer. Additional clinical trials are in progress in rectal cancer, head and neck cancer, and melanoma. GenVec also uses its proprietary adenovector technology to develop vaccines for infectious diseases including HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and influenza. Additional information about GenVec is available at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
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